Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion Merger (the “Plan”), Commonwealth Bank plans to convert from the mutual to the stock form of organization and merge into Town Square Bank. Also pursuant to the Plan, Poage Bankshares, Inc. is offering shares of its common stock for sale. Enclosed you will find a Proxy Statement and Prospectus containing a more detailed description of Commonwealth Bank, Poage Bankshares, Inc., Town Square Bank and the proposed transaction. A Questions & Answers Brochure is also enclosed.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval from the Office of the Comptroller of the Currency, the Plan is also subject to approval by the members of Commonwealth Bank. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Without sufficient favorable votes, Poage Bankshares, Inc. and Commonwealth Bank cannot complete the conversion merger and related stock offering. Note that you may receive more than one proxy card, depending on the ownership structure of your accounts at Commonwealth Bank. Please vote all proxy cards you receive - none are duplicates! To cast your vote, please sign and date each proxy card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote via the Internet, by following the simple instructions on the proxy card.

Our Board of Directors urges you to join them in voting “FOR” the Plan. Voting does not obligate you to purchase Poage Bankshares, Inc. common stock in the offering.

If the Plan is approved:

• Poage Bankshares, Inc. will issue common stock to investors who purchase shares during the offering.

• Commonwealth Bank will be merged into Town Square Bank.

• You may bank at Commonwealth Bank’s office or at any of Town Square Bank’s locations.

• You may take advantage of Town Square Bank’s extended banking hours and expanded services.

• The conversion merger will not have any effect on your deposit accounts (including applicable FDIC insurance coverage) or loans at Commonwealth Bank.

THE STOCK OFFERING:

As an eligible Commonwealth Bank member, you have non-transferable rights, but no obligation, to purchase shares of Poage Bankshares, Inc. common stock during the stock offering, before any shares are made available for sale to the general public.

The common stock is being offered at $       per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Commonwealth Bank’s office located at 101 Commonwealth Drive, Mount Sterling, Kentucky, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before              , 2015 at 2:00 p.m., Eastern Time. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Commonwealth Bank member.

Sincerely,

Ryan C. Steger

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1 -(877)         -______,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. M

Dear Friend:

I am pleased to tell you about an investment opportunity. Poage Bankshares, Inc. is offering shares of its common stock for sale at a price of $       per share in connection with the conversion of Commonwealth Bank from the mutual to the stock form of organization and simultaneously merge into Town Square Bank. No sales commission will be charged to purchasers during the stock offering.

Our records indicate that you were a depositor of Commonwealth Bank at the close of business on July 31, 2013 or December 31, 2014, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of Poage Bankshares, Inc. common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Poage Bankshares, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Commonwealth Bank’s office located at 101 Commonwealth Drive, Mount Sterling, Kentucky, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before ________, 2015 at 2:00 p.m., Eastern Time. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance because these orders require additional processing time.

If you have questions about Commonwealth Bank, Poage Bankshares, Inc., Town Square Bank or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Poage Bankshares, Inc. stockholder.

Sincerely,

Ryan C. Steger

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) _____- _____,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. F

Dear Friend:

I am pleased to tell you about an investment opportunity. Poage Bankshares, Inc. is offering shares of its common stock for sale at a price of $___ per share in connection with the conversion of Commonwealth Bank from the mutual to stock form of organization, and simultaneously merge into Town Square Bank. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Poage Bankshares, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Commonwealth Bank’s office located at 101 Commonwealth Drive, Mount Sterling, Kentucky, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before ________, 2015 at 2:00 p.m., Eastern Time. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance because these orders require additional processing time.

If you have questions about Commonwealth Bank, Poage Bankshares, Inc., Town Square Bank or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Poage Bankshares, Inc. stockholder.

Sincerely,

Ralph E. Coffman, Jr.

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) _____ - _____,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. C

Dear Valued Customer:

I am pleased to tell you that, pursuant to a Plan of Conversion Merger (the “Plan”), Commonwealth Bank plans to convert from the mutual to the stock form of organization and will merge into Town Square Bank. Also pursuant to the Plan, Poage Bankshares, Inc. is offering shares of its common stock for sale.

THE VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval from the Office of the Comptroller of the Currency, the Plan is also subject to approval by the members of Commonwealth Bank. YOUR VOTE IS IMPORTANT TO US – NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may have received more than one proxy card, depending on the ownership structure of your accounts at Commonwealth Bank. To cast your vote, please sign and date each proxy card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote via Internet, by following the simple instructions on the proxy card.

Our Board of Directors urges you to join them in voting “FOR” the Plan.

Although you may vote on the Plan, we regret that Poage Bankshares, Inc. is unable to offer its common stock to you because the small numbers of customers in your jurisdiction makes registration and qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.

If you have any questions about the Plan or voting, refer to the enclosed information or call our Information Center at the number shown below.

Sincerely,

Ryan C. Steger

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Information Center, toll-free, at 1-(877) _____ - _____,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. B

Keefe, Bruyette & Woods

A Stifel Company

Dear Sir/Madam:

Keefe, Bruyette & Woods, a Stifel Company, has been retained by Poage Bankshares, Inc. as selling agent in connection with the offering of Poage Bankshares, Inc. common stock.

At the request of Poage Bankshares, Inc., we are enclosing materials regarding the offering of shares of Poage Bankshares, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Keefe, Bruyette & Woods

A Stifel Company

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. BD

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at 1-(800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Central District Office located at One Financial Place, Suite 2700, 440 South LaSalle Street, Chicago, IL 60605. (over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

• Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

• “Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

• Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

• Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR PROMPT VOTE.

IF MORE THAN ONE PROXY CARD IS ENCLOSED, PLEASE PROMPTLY VOTE EACH CARD... THERE ARE NO DUPLICATES! THANK YOU! PF

PLEASE VOTE THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed envelope, or follow the simple Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION MERGER (THE “PLAN”) AND RELATED AGREEMENT AND PLAN OF CONVERSION MERGER (THE “AGREEMENT”).

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN AND THE AGREEMENT.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE POAGE BANKSHARES, INC. COMMON STOCK DURING THE OFFERING.

If the Plan and Agreement are approved:

• Commonwealth Bank will be merged into Town Square Bank

• You may bank at Commonwealth Bank’s office or at any of Town Square Bank location

• You may take advantage of Town Square Bank’s extended banking hours and expanded services

• The conversion merger will not have any effect on your deposit accounts (including applicable FDIC insurance coverage) or loans at Commonwealth Bank

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) _____ - _____,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION MERGER (THE “PLAN”) AND THE RELATED AGREEMENT AND PLAN OF CONVERSION MERGER (THE “AGREEMENT”).

Your Board of Directors urges you to vote “FOR” the Plan and the Agreement.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE POAGE BANKSHARES, INC. COMMON STOCK IN THE OFFERING.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) xxx-xxxx, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. PG2

CONTROL NUMBER PROXY CARD

Please vote by marking one of the boxes as shown. FOR      AGAINST

1. The approval of the Plan of Conversion Merger (the “Plan of Conversion”) and the related Agreement and Plan of Conversion Merger (the “Plan of Merger”). Pursuant to the Plan of Conversion and the Plan of Merger, Commonwealth Bank will (i) convert from the mutual to stock form of organization, (ii) merge with an into Town Square Bank, (iii) Poage Bankshares, Inc. will offer shares of its common stock for sale in a public stock offering, and (iv) members of Commonwealth Bank will no longer have voting rights unless they becomes stockholders of Poage Bankshares, Inc.; and such other business as may properly come before the Special Meeting or any adjournment thereof. The Management of Commonwealth Bank is not aware of any such other business.

The Board of Directors of Commonwealth Bank recommends a vote “FOR” the Plan of Conversion Merger.

The undersigned hereby acknowledges receipt of a Notice of Special

Meeting of Members of Commonwealth Bank called for _____, _____, 2015 and an attached Proxy Statement for the Special Meeting before voting this Proxy Card.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE VOTE ALL OF THEM. NONE ARE DUPLICATES.

Signature(s) Date

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation or partnership Proxy Cards should be signed by an authorized officer.

DETACH THE PROXY VOTING CARD HERE YOUR PROMPT VOTE IS IMPORTANT!

Internet voting is a quick and simple way to vote, available through 11:59 P.M., Eastern Time, on _____, 2015.

VOTE BY INTERNET VOTE BY MAIL

www.myproxyvotecounts.com

Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. OR Mark, sign and date your Proxy Card and return it in the postage- paid Proxy Reply Envelope provided,

If you vote by Internet, you do NOT need to return your Proxy Card by mail.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST”

THE PLAN OF CONVERSION MERGER AND THE RELATED AGREEMENT AND

PLAN OF CONVERSION MERGER.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

REVOCABLE PROXY

COMMONWEALTH BANK

SPECIAL MEETING OF MEMBERS

_____________, 2015

X:XX p.m. Local Time

The undersigned member of Commonwealth Bank hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Commonwealth Bank (the “Meeting”) to be held at the main office of Commonwealth Bank located at 101 Commonwealth Drive, Mt. Sterling, Kentucky 40353, at _______________, local time, on _____________, 2015, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled in accordance with the instructions on the reverse side of this Proxy Card.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Commonwealth Bank at said Meeting of the member’s decision to terminate this proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CARD WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF POAGE BANKSHARES, INC. COMMON STOCK IN THE OFFERING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE OR FOLLOW THE INTERNET VOTING INSTRUCTIONS ON THE REVERSE SIDE.

(CONTINUED ON THE REVERSE SIDE) DETACH THE PROXY VOTING CARD HERE

Your Board of Directors recommends that you vote “FOR” the Approval of the Plan of Conversion Merger and the related Agreement and Plan of Conversion Merger.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION MERGER AND THE RELATED AGREEMENT AND PLAN OF CONVERSION MERGER.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF POAGE BANKSHARES, INC. COMMON STOCK IN THE OFFERING.

Questions and Answers About the Conversion Merger of Commonwealth Bank and the Poage Bankshares, Inc. Stock Offering

This pamphlet answers questions about the conversion merger and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, we urge you to read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE TRANSACTIONS

The Board of Directors of Commonwealth Bank has determined that the conversion merger is in the best interests of Commonwealth Bank customers.

Q. What are the conversion merger and stock offering?

A. Pursuant to the Plan of Conversion Merger (the ‘‘Plan’’), Commonwealth Bank will convert from a mutual to a stock form of organization and simultaneously merge into Town Square Bank. In connection with the conversion, certain eligible members of Commonwealth Bank will have the opportunity to purchase shares of common stock of Poage Bankshares, Inc.

The aggregate number shares of common stock of Poage Bankshares, Inc. offered represent the appraised value of Commonwealth Bank. Eligible members of Commonwealth Bank have a right, but no obligation, to purchase shares of common stock in the offering.

The conversion merger of Commonwealth Bank and the related Poage Bankshares, Inc. stock offering are referred to herein as “the transactions.” The completion of the transactions will be simultaneous.

Q. What are the reasons for the conversion merger?

A. Commonwealth Bank’s primary reasons for pursuing the conversion merger are: limited options continuing as a stand-alone entity; growth and earnings pressure; high operating expenses due to small size and limited earning capacity; and an increasing complexity of regulatory compliance. In addition, the stock offering provides the opportunity for Commonwealth Bank’s eligible members to purchase Poage Bankshares, Inc.’s common stock below market price.

Q. Is Town Square Bank considered “well-capitalized” for regulatory purposes?

A. Yes. As of September 30, 2014, Town Square Bank was considered “well-capitalized” for regulatory purposes.

Q. How will the conversion merger affect Commonwealth Bank customers?

A. If the Plan is approved by Commonwealth Bank’s members:

• Commonwealth Bank will be merged into Town Square Bank.

• The conversion merger will not affect the balance or terms of existing Commonwealth Bank deposits or loans. Deposits will continue to be insured by the Federal Deposit Insurance Corporation, up to the legal limit.

• You may bank at Commonwealth Bank’s office or at any of Town Square Bank locations.

• You may take advantage of Town Square Bank’s extended hours and expanded services.

Q. Will the stock offering affect customers’ deposit or loan accounts?

A. No. The offering will not affect the balance or terms of existing

Commonwealth Bank deposit or loan accounts. Deposits will continue to be insured by the Federal Deposit Insurance Corporation up to the legal limit. Deposit accounts will not be converted to stock.

THE COMMONWEALTH BANK PROXY VOTE

Although Commonwealth Bank received conditional regulatory approval from the Office of the Comptroller of the Currency, the Plan is also subject to the approval of Commonwealth Bank’s members.

Q. Why should I vote on the Plan of Conversion Merger?

A. Your vote “FOR” the Plan is extremely important. Each eligible Commonwealth Bank member received a proxy card attached to a Stock Order Form. These members’ packages also include a Proxy Statement describing the Plan.

The Commonwealth Bank Board of Directors believes that the transactions provided for in the Plan are in the best interests of Commonwealth Bank’s members.

Voting does not require you to purchase shares of Poage Bankshares, Inc. common stock in the stock offering.

Q. What happens if I don’t vote?

A. Your vote is very important. Not voting all the proxy cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, Commonwealth Bank and Poage Bankshares, Inc. cannot complete the conversion merger and the related stock offering.

Q. How do I vote?

A. Mark your vote, sign and date each proxy card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote via the Internet by following the simple instructions on the proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q. How many votes are available to me?

A. Depositors at the close of business on ______, 2015 are entitled to one vote for each $100 or fraction thereof on deposit. Additionally, each borrower as of ________, 2015 will be entitled to one vote, in addition to votes he or she is entitled to cast as a depositor. However, no member may cast more than 400 votes. Proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q. Why did I receive more than one proxy card?

A. If you had more than one deposit and/or loan account on _______, 2015, you may have received more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the proxy cards sent to you.

Q. More than one name appears on my proxy card. Who must sign?

A. The names reflect the title of your deposit or loan account. Proxy cards for joint deposit accounts require the signature of only one of the accountholders. Proxy cards for trust or custodian accounts must be signed by the trustee or custodian and not the beneficiary.

THE POAGE BANKSHARES, INC. STOCK OFFERING AND PURCHASING SHARES

Q. How many shares are being offered and at what price?

A. Poage Bankshares, Inc. is offering for sale between _____ and ____ shares of common stock (subject to increase to ______ shares) at $______ per share. No sales commission will be charged to purchasers.

Q. Who is eligible to purchase stock during the stock offering?

A. Pursuant to the Plan, non-transferable rights to subscribe for shares of Poage Bankshares, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Commonwealth Bank with aggregate account balances of at least $50 as of the close of business on July 31, 2013;

Priority #2 — Depositors of Commonwealth Bank with aggregate account balances of at least $50 as of the close of business on December 31, 2014; and

Priority #3 — Depositors of Commonwealth Bank (who were not able to subscribe for shares under categories 1 and 2) at the close of business on ___________, 2015 and each borrower of Commonwealth Bank as of ___________, 2015.

Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Montgomery County, Kentucky and then to stockholders of Poage Bankshares, Inc. as of the close of business on ___________, 2015.

Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible Commonwealth Bank account holders?

A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q. How may I buy shares during the Subscription and Community Offerings?

A. Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before ___________, 2015 at 2:00 p.m., Eastern Time. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the indicated address on the Stock Order Form, or by hand-delivery to Commonwealth Bank’s office located at 101 Commonwealth Drive, Mount Sterling, Kentucky. Please do not hand-deliver stock order forms to Town Square Bank. Please do not mail Stock Order Forms to Commonwealth Bank or Town Square Bank.

Q. What is the deadline for purchasing shares?

A. To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before , 2015 at 2:00 p.m., Eastern Time. Acceptable methods for delivery of Stock Order Forms are described above.

Q. How may I pay for the shares?

A. Payment for shares can be remitted in two ways:

(1) By personal check, bank check or money order, payable to Poage Bankshares, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Commonwealth Bank and Town Square Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2) By authorized deposit account withdrawal of funds from your Commonwealth Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Commonwealth Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q. Will I earn interest on my funds?

A. Yes. If you pay by personal check, bank check or money order, you will earn interest at Town Square Bank’s passbook savings rate of ___________% per annum from the date we process your payment until the completion or termination of the conversion merger and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Commonwealth Bank deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion merger and offering.

Q. Are there limits to how many shares I can order?

A. Yes. The minimum order is 25 shares ($_____). The maximum allowable purchase by an individual is 5% of the shares of common stock sold in the offering (example purchase limits: _______ shares at the minimum and __________ shares at the adjusted maximum). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase in all categories combined, more than 5% of the shares of common stock sold in the offering. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Offering — Limitations on Common Stock Purchases”.

Q. May I use my Commonwealth Bank individual retirement account (“IRA”) to purchase shares?

A. You may use funds currently held in retirement accounts with Commonwealth Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Commonwealth Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the __________, 2015 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q. May I use a loan from Commonwealth Bank or Town Square Bank to pay for shares?

A. No. Commonwealth Bank and Town Square Bank, by regulation, may not extend a loan for the purchase of Poage Bankshares, Inc. common stock during the offering. Similarly, you may not use existing Commonwealth Bank or Town Square Bank line of credit checks to purchase stock during the offering.

Q. May I change my mind after I place an order to subscribe for stock?

A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond _________, 2015, or the number of shares of common stock to be sold is increased to more than _________ shares or decreased to less than _________ shares.

Q. Are directors and executive officers of Commonwealth Bank and Poage Bankshares, Inc. planning to purchase stock?

A. Yes! Directors and executive officers of Commonwealth Bank and Town Square Bank, together with their associates, are expected to subscribe for an aggregate of _________ shares ($____________) or approximately ______% of the shares to be sold in the offering at the minimum of the offering range.

Q. Will the stock be insured?

A. No. Like any common stock, Poage Bankshares, Inc.’s stock is not insured.

Q. Will dividends be paid on the stock?

A. Currently, Poage Bankshares, Inc. pays a regular quarterly dividend of $0.05 per share. Poage Bankshares, Inc. Board of Directors has the authority to declare dividends on shares of it’s common stock, subject to statutory and regulatory requirements. Poage Bankshares, Inc. Board of Directors cannot assure you that it will continue to pay dividends or that it will not reduce or eliminate dividend payments in the future.

Q. Where are Poage Bankshares, Inc. shares trade?

A. Poage Bankshares, Inc.’s common stock traded on the Nasdaq Capital Market under the symbol “PBSK”. You may contact a firm offering investment services in order to buy or sell Poage Bankshares, Inc. common stock in the future.

Q. If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A. Stock certificates will be mailed first class by the transfer agent as soon as possible after completion of the transactions. Although the newly issued shares of Poage Bankshares, Inc. common stock will have begun trading, brokerage firms, may require that you have received your stock certificate(s) prior to selling your shares.

WHERE TO GET MORE INFORMATION

Q. How can I get more information?

A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ____ -_____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Poage Bankshares, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber] Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered for sale by Poage Bankshares, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an offering category described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the Plan of Conversion Merger, as well as other conditions and limitations described in the Poage Bankshares, Inc. Prospectus dated ________, 2015. Refer to pages _____-______ of the Poage Bankshares, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Other Order Information:

Name1 Batch #: ______

Name2 Order #: ______

Street1 Number of Shares Requested: _______

Street2 Offering Category: _____

City State Zip (subject to verification; see descriptions below)

Ownership:

Social Security / Tax ID #:

Offering Category Descriptions:

Subscription Offering

1. Depositors of Commonwealth Bank with aggregate balances of at least $50 at the close of business on July 31, 2013;

2. Depositors of Commonwealth Bank with aggregate balances of at least $50 at the close of business on December 31, 2014;

3. Depositors and borrowers of Commonwealth Bank at the close of business on ______________, 2015.

Community Offering

4. Residents of Montgomery County, Kentucky;

5. Public stockholder of Poage Bankshares, Inc. as of _________________, 2015;

6. General Public.

Thank you for your order, POAGE BANKSHARES, INC. STOCK INFORMATION CENTER 1-(877)      -        .

THIRD REMINDER PROXYGRAM (if needed)

[Commonwealth Bank Logo]

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION MERGER (THE “PLAN”) AND RELATED AGREEMENT AND PLAN OF CONVERSION MERGER (THE “AGREEMENT”).

In order to implement the Plan of Conversion Merger and the Agreement, we must obtain the approval of our members.

Please disregard this notice if you have already voted.

If you are unsure whether you voted, vote the enclosed replacement Proxy Card. Your vote will not be counted twice!

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan and Agreement will not affect your deposit accounts or loans at Commonwealth Bank. Your deposit accounts will not be converted to common stock. Voting does not require you to purchase Poage Bankshares, Inc. common stock during the offering. THANK YOU VERY MUCH! QUESTIONS?

Please call our Information Center toll-free at 1-(877) ________ -_______, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays. PG3

FINAL REMINDER PROXYGRAM (if needed)

[Commonwealth Bank Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer, WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion Merger (the “Plan”) and related Agreement and Plan of Conversion Merger (the “Agreement”).

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION MERGER AND THE AGREEMENT. IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of______________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice. VOTING HOTLINE:

1- ( ) ______-______(toll-free)

DAYS/HOURS: Monday - Friday ______ a.m. to _____ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Ryan C. Steger

President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE

(This notice should be printed by Commonwealth Bank, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our Plan of Conversion Merger (the “Plan”) and related Agreement and Plan of Conversion Merger (the “Agreement”).

The Plan and Agreement will not result in changes to your account relationships with Commonwealth Bank

Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Voting does not obligate you to purchase shares of common stock during the stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan and Agreement.

If you have questions about voting, call our Information Center, toll-free, at 1-(877)         -         , from 10:00 a.m. to 4:00 p.m., Monday through Friday. Our Information Center is closed on bank holidays. [Commonwealth Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

STOCK OFFERING EXPIRES __________, 2015

Poage Bankshares, Inc. is conducting an offering of its common stock

UP TO ____________ SHARES OF COMMON STOCK (subject to increase to ___________ shares) $___________ Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME, ON ____________, 2015

******************************

If you have questions about the stock offering, call our Stock Information Center, toll-free, at 1-(877)      -      , from 10:00 a.m. to 4:00 p.m., Monday through Friday. Our Stock Information Center is closed on bank holidays.

[Poage Bankshares, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE. TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call ______________, our Independent Voting Agent, at 1-(____) -____-____ (toll-free), Monday through Friday, ____ a.m. to ____ p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION MERGER (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. THANK YOU!

[Commonwealth Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK WEBSITE VOTE REMINDER NOTICE – (Optional) HAVE YOU VOTED YET? YOUR VOTE IS IMPORTANT!

Our depositors and borrowers as of __________, 2015 were mailed a Proxy Card(s) and other materials requesting them to cast their votes on Commonwealth Bank’s Plan of Conversion Merger and the related Agreement and Plan of Conversion Merger.

If you received a Proxy Card(s) but have not voted, please vote by mail, or by following the Internet voting instructions on the Proxy Card(s). We urge you to vote “FOR” the Plan of Conversion Merger and the related Agreement and Plan of Conversion Merger as recommended by our Board of Directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877)       -         , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSTTE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our eligible depositors and borrowers as of __________, 2015 were mailed Proxy Card(s) and other materials requesting them to cast their votes for Commonwealth Bank’s Plan of Conversion Merger and the related Agreement and Plan of Conversion Merger. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Please have your Proxy Card in hand so that you can enter the 12 digit control number printed on your Proxy Card.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Ryan Steger, President and CEO of Commonwealth Bank, calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our conversion merger transaction with Poage Bankshares, Inc. and Town Square Bank. These materials request your vote on an item of importance to our Bank and you, our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate and value you as a customer of Commonwealth Bank.”